AMENDED and RESTATED MASTER AGREEMENT FOR THE SUPPLY OF LABORATORY TEST SERVICES

THIS AMENDED AND RESTATED MASTER LABORATORY TEST SERVICES AGREEMENT (the "Agreement") is made the 22th day of December 2008 ("Effective Date") between:

1.	SMITHKLlNE BEECHAM CORPORATION (d.b.a. GlaxoSmithKline) a corporation having its principal office at One Franklin Plaza, Philadelphia PA 19101, USA ("GSK"); and

2.	RESPONSE GENETICS INC., a company incorporated in the State of Delaware, whose principal place of business is situated at 1640 Marengo Street, Suite 600, Los Angeles, CA 90033 ("RGI").

WHEREAS, GSK and RGI entered into a Master Agreement for the Supply of Laboratory Test Services dated January 17, 2006, and certain subsequent amendments thereto (the “Master Agreement”); and

WHEREAS, the Parties now desire to further amend and restate the Agreement to read in its entirety as follows:

WHEREAS:

(A)	GSK is a global innovative pharmaceutical company with extensive research and development capabilities.

(B)
RGI is engaged, inter alia, in the business of supplying Testing Services, as that is defined herein, in relation to the pharmaceutical industry and related industries and has considerable skill and knowledge in that field.

(C)
In reliance upon that skill, knowledge and experience, GSK wishes to engage RGI as a preferred provider to provide services principally in relation to profiling the expression of various genes from a range of human malignancies and RGI agrees to accept preferred provider status and the engagement on the following terms and conditions.

IT IS HEREBY AGREED AS FOLLOWS:

DEFINITIONS AND INTERPRETATIONS

1.	In this Agreement the following expressions shall have the following meanings:

1.1
"Affiliate" with respect to a person shall mean any other person that directly, or indirectly through one of more intermediaries, controls, is controlled by or is under common control with such person; for the purposes of this clause 1.1 only, "control" and, with correlative meanings, the terms "controlled by" and "under common control with", shall mean (a) the possession, directly or indirectly, of the power to direct the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and/or (b) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of a person:

1.2	"Agreement" means this Agreement between GSK and RGI for the supply of Services by RGI.

1.3
"Confidential Information" shall mean any and all commercial and technical information relating to any of the existing or planned products, businesses, research and/or development activities, customers and suppliers of either Party whether in written, verbal or any other form, tangible or intangible, which either Party may acquire or may have access from time to time, provided such information is marked as "Confidential and Proprietary" and provided that information which is orally disclosed shall be confirmed in writing within 30 days from oral disclosure. Confidential Information includes and is not limited to: (a) any information generated in connection with the provision of the Services (such as the results or findings thereof and the contents of any report) under this Agreement, (b) information concerning inventions, discoveries, concepts, ideas, techniques, processes, designs, specifications, drawings, diagrams, models, samples, flow charts, computer programs, algorithms, data, databases, studies, mathematical calculations, finances and plans, customer lists, business plans, contracts, marketing plans, production plans, distribution plans, system implementation plans, business concepts, supplier information, business procedures and business operations and all materials related thereto; (c) the existence, contents or terms of this Agreement, (d) all know-how and intellectual property, (e) all unpublished copyrightable material, (f) any use, variation, application, reduction to practice, or any discussion and any other communication thereof regarding or relating to the Information, and (g) any information concerning how any part of the above information is related to and/or fits together with any other part of the above information, or any other technology or business; Notwithstanding the foregoing, the Parties agree that any and all data, reports, laboratory work sheets, results, materials or information provided by either Party or its Affiliates or Third Parties on behalf of a Party and any other documents or information furnished to a Party, or to which a Party is given access, by the other Party or its Affiliates or such Third Parties in connection with the performance of this Agreement, or prepared or generated by a Party in connection with performing any and all Studies hereunder, shall be deemed to be the Confidential Information of the Party which owns such disclosed information.

1.4	"Effective Date" means the date first given above;

1.5	"Party" shall mean GSK or RGI as the context requires and "Parties" shall mean both GSK and RGI;

1.6
"Person" and words importing persons shall be construed as to include individuals, firms, bodies corporate, joint ventures, governments, states or agencies of state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the laws of which it was incorporated or exists);

1.7	"Purpose" shall mean the provision of the Services pursuant to this Agreement and the evaluation by the Parties of whether to add other projects and services to this Agreement;

1.8	"Relevant Staff" shall mean employees and sub-contractors involved in providing the Services and named in the relevant Schedule or otherwise agreed to in writing by GSK;

1.9
"Services" means the services to be provided by RGI pursuant to this Agreement (as amended from time to time in accordance with the provisions of this Agreement) and such other services as may from time to time be agreed upon by RGI and GSK, including Testing Services, FISH/IHC testing services, TLDA testing services, consultation and tissue storage, in connection with this Agreement and as further detailed and agreed upon in a SOW pursuant to Article 1 below;

1.10
"Term" means that this Agreement shall commence on the Effective Date and shall continue until 17 January 2011  ("Initial Term"), unless sooner terminated in accordance with the provisions hereof, renewable at the option of, and upon the agreement of both Parties in additional one (1) year increments ("Renewal Term"); and

1.11.
"Testing Services" means RGl's business, among other things, of conducting molecular-based tumor tissue profiling using a proprietary and patented process developed by RGI which involves a complex molecular analysis of specific molecular markers that provides valuable tumor specific gene expression information obtained from a paraffin preserved fresh or frozen tissue sample, which can help the physician choose the most appropriate therapy for a patient prior to starting treatment or assist a pharmaceutical company in Identifying the appropriate candidate patient population suitable for a therapy in development. Testing Services includes TLDA Testing Services.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.12
"Third Party" shall mean any Person who is not a Party hereto or any of their Affiliates, References to recitals, clauses and, if applicable, schedules are to the recitals and clauses of and, if applicable, the schedules to, this Agreement. To the extent that there is conflict between or ambiguity relating to any schedules to this Agreement and the remainder of this Agreement, the wording of the schedules shall prevail.

1.13
~~“~~FISH/IHC Testing Services” means molecular-based tumor tissue profiling [***] fluorescence in situ hybridization analysis of molecular markers of gene expression obtained from a tissue sample.  For the avoidance of doubt, FISH/IHC Testing Services shall not be deemed part of “Testing Services.

1.14
“Analytical Services” means the evaluation and analysis of bioinformatics data, including the analysis and interpretation of gene expression data or other data, related to the performance or results related to the Testing Services or FISH/IHC Testing Services.

1.15
“TLDA Testing Services” means RNA isolation using a proprietary and patented extraction process developed by RGI from paraffin embedded tumor samples or fresh frozen tumor samples and qRT-PCR analysis using the TLDA system.

1.16	“Preferred Provider” means RGI has met the preferred provider specifications [***]

2.
References to recitals, clauses and, if applicable, schedules are to the recitals and clauses of and, if applicable, the schedules to, this Agreement.  To the extent that there is conflict between or ambiguity relating to any schedules to this Agreement and the remainder of this Agreement, the wording of the schedules shall prevail.

3.
Any schedules to this Agreement form part of this Agreement and shall have the same force and effect as if expressly set out in the body of the Agreement and any reference to the Agreement shall include the schedules. Schedules may not be added to this Agreement except by the express written consent of both Parties.

4.	Words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders unless the context otherwise requires.

5.	A reference to any Party shall include a reference to the legal successors to the whole or a substantial part of its undertaking and its permitted assignees.

6.
References to any statute or statutory provision shall, unless the context otherwise requires, be construed as a reference to that statute or provision as from time to time amended, consolidated, modified, extended, re-enacted or replaced.

7.
The headings preceding the text of the various provisions of this Agreement are for convenience of reference only and are not intended to, nor do they, define, limit or in any other way describe the scope of this Agreement or the intent of the provisions hereof.

ARTICLE 1

STATEMENT OF WORK; STUDY DIRECTOR

1.1	Statement of Work

1.1.1
RGI agrees to perform a study or studies which will involve Testing Services (hereinafter referred to as "Study") from time to time in accordance with a Statement of Work in the form of Exhibit B attached hereto ("SOW"), for the benefit of GSK or any Affiliate of GSK. Each SOW shall include as attachments (i) a detailed Protocol document ("Protocol") which shall be provided by GSK or prepared by RGI under GSK's direction and approved in writing by GSK, and which shall be attached to each SOW as Schedule I, and (ii) a pricing schedule in the form of Schedule Il to the SOW attached hereto ("Pricing Schedule"). An SOW shall not be effective unless it has been agreed upon in writing by both Parties.

1.1.2
The Pricing Schedule for the Testing Services shall be based upon the Testing Services Fee Schedule set forth in Exhibit A. The Pricing Schedule for the FISH/IHC Testing Services shall be based upon the FISH/IHC Testing Services Fee Schedules set forth in Exhibit A-1. The Pricing Schedule for the Analytical Testing Services shall be based upon the Analytical Testing Services Fee Schedules set forth in Exhibit A-2. The Pricing for the TLDA Testing Services shall be based upon the TLDA Testing Services Fee Schedule set forth in Exhibit A-3. Each SOW shall specify the Study design, information desired, estimated duration of the applicable Study, milestones and reporting (if applicable) and all other relevant matters pertinent to completion of such Study (except for pricing), and shall be deemed a part of this Agreement and is incorporated herein by reference. Each Pricing Schedule attached to a SOW shall specify the cost to GSK of the Services RGI is to perform in connection with such Study and shall be deemed a part of this Agreement and is incorporated herein by reference.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.1.3
If requested by GSK, RGI shall consult with GSK to assist GSK in developing any Study design in a manner consistent with current regulatory guidelines. RGI represents that any such Study design and/or the results from any such Study shall satisfy the requirements of the U.S. Food and Drug Administration ("FDA") and the European Medicines Agency ("EMEA") at the time the Study design is completed.

1.2	Study Director

1.2.1
RGI shall appoint a study director ("Study Director") to be responsible to oversee the completion of each Study by RGI. The Study Director shall coordinate performance of the applicable Study with a representative designated by GSK ("GSK Representative"), which GSK Representative shall have responsibility over all matters relating to the performance of such Study on behalf of GSK.

1.2.2
Unless otherwise agreed to in the applicable SOW, or by the Study Director and GSK Representative, all communications between RGI and GSK regarding the conduct of each Study pursuant to a SOW shall be addressed to or routed directly through the applicable Study Director and GSK Representative. RGI may substitute its Study Director and GSK may substitute the GSK Representative, as the case may be, during the course of a particular Study by providing written notice thereof to the other Party.

1.3	Corrective Measures

1.3.1
If, at any time during the term of this Agreement, RGI becomes aware that the applicable SOW was not followed, or that RGI otherwise made a material error or mistake in conducting Testing Services, RGI agrees to notify GSK of such occurrence in writing promptly following the day such discovery is made. Upon receipt of such notice, GSK will notify RGI in writing, within a reasonable time, whether corrective measures which may include retesting are required to ensure validity of results, and GSK will not be invoiced for any necessary corrective measures. RGI agrees to promptly implement necessary corrective measures. The retest data will be reported by RGI to GSK within a reasonable time from the receipt by RGI of notification from GSK that retesting is required.

ARTICLE 2

APPOINTMENT

2.1
This Agreement will commence with effect, as defined herein, from the Effective Date and will continue for the Term, as defined in this Agreement, or until terminated in accordance with the provisions of Article 9.  The parties shall have the right, but not the obligation, to extend the Term for one-year periods ("Renewal Term") beyond the initial Term by mutually agreeing in writing prior to expiration of the Term.

2.2
Notwithstanding the foregoing, however, such Term shall continue in force with respect to all Studies being conducted under SOWs which have an effective date prior to the expiration of the term of this Agreement, until all such Studies have been completed, and the final report and any other pertinent Study-related documents for such Studies have been received by and completed to the reasonable satisfaction of GSK. All references in this Agreement to "Term of this Agreement" shall be deemed to include both the initial Term and any Renewal Terms.

ARTICLE 3

COMPENSATION

3.1
GSK agrees to pay RGI according to the payment schedule set forth in the Pricing Schedule as part of the SOW. The Pricing Schedule shall be based on the unit pricing provided in Exhibits A, A1, A2 and A3 and shall specify the timing of the issuance of invoices applicable to the SOW. Absent an alternative arrangement agreed upon by the Parties for a particular SOW, RGl may issue invoices to GSK on a quarterly basis for Services provided pursuant to the Agreement. All payments due hereunder shall be paid by GSK net thirty (30) days upon receipt by GSK of an accurate, complete invoice. Absent terms in the SOW to the contrary, nothing in this Agreement shall be interpreted to require RGI to initiate any SOW or to require GSK to pay for work conducted pursuant to any SOW prior to the execution of the relevant SOW by RGI.   RGI shall be entitled to interest at the rate of prime plus one percent for any payments not timely made to it under this Agreement. In the event that GSK contests the validity or accuracy of amounts invoiced to it under the Agreement, no interest payments shall be required for amounts later determined to have been inappropriately invoiced. Prices and fees set forth in this Agreement will remain fixed during the Initial Term.

3.2	GSK will pay RGI in consideration of the Services performed pursuant to this Agreement the following;

3.2.1	For microdissection of tumor or normal tissue and isolation of RNA or DNA, GSK shall pay a fee of [***] per sample.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.2.2	For Services, GSK shall pay according to the fee schedule set forth in Exhibits A, A-1, A-2 and A-3 hereto.

3.2.3	Samples may include pre- and post-treatment biopsies as well as adjacent normal tissue excised from samples sent for analysis. Pre- Post- and Normal are considered three different types of samples.

3.2.4
Samples provided for analysis must meet mutually agreed upon specified criteria for tumor content and slide preparation which includes, but is not limited to, providing compliance with sample preparation instructions, and compliance with packaging, delivery and shipping requirements and instructions. RGI will make reasonable efforts to pre-screen the samples for sufficiency prior to analysis and if RGI in its discretion eliminates insufficient or deficient samples prior to performing any analysis, RGI will not charge GSK for that sample. Assuming that the samples provided by GSK for analysis meet agreed upon specified criteria, RGI agrees to extract RNA from at least [***] of the samples, calculated on an annual basis. If RGI is unable to extract RNA from at least [***] of the samples that meet RGl's criteria, calculated on an annual basis, GSK shall not be charged for those samples from which RGI was unable to extract RNA. If RGI is able to extract RNA from at least [***] of the samples that meet RGl's criteria, calculated on an annual basis, GSK shall nevertheless be charged for all samples if the non-conformance to RGI criteria could not have reasonably been determined by RGI without having performed the analysis first.

3.2.5	Samples, for the purposes of this Agreement, may include samples from any GSK-funded source or sponsored samples deemed of interest to GSK.

3.3 GSK agrees to make a non-refundable Upfront Payment of $1,300,000 on or before December 31, 2008. This payment of $1,300,000 may be credited against future work undertaken in the period beginning on January 1, 2009 and ending on December 31, 2010. (the “Credit Period”.  If GSK submits samples to RGI during the Credit Period which generate payment obligations exceeding the Upfront Payment, then GSK shall make payment to RGI in the amount which exceeds the Upfront Payment.  If GSK sends samples to RGI during the Credit Period which do not generate payment obligations sufficient to meet the amount of the Upfront Payment, RGI shall retain the excess amount.

ARTICLE 4

PERFORMANCE OF THE SERVICES - SERVICE PROVISIONS

4.1
RGI shall provide a turnaround time of no longer than two (2) months for performance of Testing Services for retrospective samples delivered to RGI in that time period, subject to the conditions set forth in ¶ 4.2 herein.  If requested in advance by GSK, RGI shall provide a turnaround time of seven (7) business days for performance of RT-PCR Testing Services (up to 6 genes plus a housekeeping gene) for up to a maximum of [***] prospective samples delivered to RGI in that time period, on the condition that any such samples shall be subject to a [***] surcharge over the fees set forth in Exhibit A. If more than [***] prospective samples are provided in any seven (7) business day time period, RGI shall turnaround the excess above [***] in the next 7 business day period, and the [***] surcharge shall also apply to such samples.  Such excess samples shall be included in the [***] sample maximum for the next 7 business day period.

4.2
To assist RGI to expeditiously perform the Testing Services, GSK will use reasonable efforts to evenly distribute samples sent to RGI for testing throughout each quarter and year. If samples for anyone quarter will exceed [***] GSK shall provide RGI notice of how many samples it expects to deliver and of what mutually agreeable genes it will be requesting analysis of at least two (2) quarters in advance to allow RGI sufficient time to supplement resources (personnel, equipment, materials, etc.) or to develop probes or primers, as necessary, in order to analyze the samples expected. If GSK provides such notice to RGI, then GSK shall make best efforts to deliver to RGI for testing samples equaling the estimated sample number. If GSK does not provide such samples for testing, RGI and GSK shall discuss and negotiate in good faith to compensate RGI for any unused investments RGI made in anticipation of such samples.

4.3
RGI will perform the Testing Services. in compliance  with the applicable laws, regulations, and guidelines governing the performance of the Testing Services, including those relating to Good Laboratory Practices, CAP and CLIA.

4.4
RGI shall use reasonable efforts to provide facilities, supplies and staff necessary to complete each Study as provided in the applicable SOW, as it may be modified as provided herein, and in accordance with the terms of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.5
GSK's representatives may visit RGl's laboratory and premises at reasonable times, on reasonable prior notice, and with reasonable frequency during normal business hours to observe the progress of any Study, and any and all information and results derived therefrom. RG I shall assist GSK in scheduling such visits.

4.6
All reports prepared by RGI hereunder shall be prepared in a format specified in the applicable SOW. GSK shall have access to all documentation, records, raw data, specimens or other work product generated during the performance of each Study. RGI agrees to maintain appropriate records in paper or magnetic form, in a manner which complies with regulatory requirements.

4.7
RGI agrees to comply with all provisions of the Generic Drug Enforcement Act of 1992. RGI further agrees to submit to GSK, upon request upon completion or termination of the Testing Services, a certification that neither RGI nor any of its employees has been debarred by the FDA under the provisions of the Act and that RGI did not use in any capacity in connection with the Testing Services any individual debarred by the FDA under the provisions of the above referenced Act.

4.8
Should applicable government regulatory requirements be changed during the term of this Agreement, RGI shall make reasonable efforts to satisfy the new requirements. In the event that compliance with such new regulatory requirements necessitates a change in the SOW for a Study, RGI shall submit to GSK a revised technical and cost proposal for GSK's acceptance prior to making any changes in the SOW for such Study.

4.9	In the event of a conflict in government regulations, GSK shall, upon request by RGI, designate which regulations shall be followed by RGI in Its performance of a particular Study.

4.10
RGI agrees to use reasonable care in safeguarding, inventorying and handling all SOW data, materials and supporting documentation (hereinafter collectively termed "Study Archives") originating from any SOW conducted under this Agreement by RGI, whether written or physical (such as notebooks, original or raw data, protocols, interim or final report copies). The Study Archives shall be considered to be Confidential Information of GSK. RGI will maintain the samples provided to it for testing under this agreement in accordance with the usual and customary standards for maintaining such materials. Upon request by GSK, RGI will provide sample materials to GSK or a copy of documents from the Study Archives, at GSK's expense. To the extent that samples are transferred to GSK, responsibility for maintaining such samples will then be undertaken by GSK. The samples and Study Archives are to be retained and archived by RGI for a period of not less than ten (10) years following the completion of the relevant SOW.

4.11
Following the end of the relevant ten (10) year retention period, RGI further agrees that no samples or records originating from any Services conducted under this Agreement and retained in RGl's possession as Study Archives will be permanently disposed of or destroyed by RGI without the prior written permission of GSK. GSK agrees that such written permission will not be unreasonably withheld; provided, however, that in lieu of the granting of permission for such disposal, GSK shall have the right at the time such permission for disposal is requested by RGI to claim such materials and to have RGI transmit such materials to GSK, by a carrier of GSK's choice and at GSK's expense. In the event RGI requests such permission to dispose of the samples or Study Archives from GSK under the provisions of notice contained in this Agreement, and no response is received from GSK within four (4) weeks, RGI shall be deemed to have received from GSK permission for permanent disposal.

4.12
GSK may, at a reasonable time upon reasonable prior notice, obtain access to the samples and Study Archives, provided that GSK complies with RGI's reasonable access and control procedures relating to such materials.

4.13
RGI represents that each of its personnel, employees, agents, representatives, subcontractors or invitees who shall perform any Study hereunder shall abide by the provisions of Article 4 hereof. RGI agrees that each of its personnel, employees, agents, representatives, subcontractors or invitees who shall perform any Study hereunder shall be at least eighteen (18) years old or legal age, whichever is older.

4.14	GSK hereby appoints RGI as a preferred provider for the services which are subject to this agreement. [***]

ARTICLE 5

CONFIDENTIALITY

5.1
Save as otherwise provided in this Agreement, any Confidential Information which is disclosed by or on behalf of either Party (the "Disclosing Party") to the other Party (the "Receiving Party") at any time after the date of this Agreement shall remain the property of the Disclosing Party and the Receiving Party hereby undertakes:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.1.1	To use the Confidential Information received from the Disclosing Party and subject to the provisions of Section 6 hereto, solely and exclusively for the Purpose; and

5.1.2
To maintain the confidentiality of the Confidential Information and not to disclose it directly or indirectly to any other company, organization, individual or Third Party, save as permitted by clause 5.2; and

5.1.3
At the request of the Disclosing Party to return, delete or destroy all copies of the Confidential information, in whatever form it is held, provided that the Receiving Party may retain one copy of the Confidential Information for the sale purpose of determining its obligations under this Agreement but may make no further use of such Confidential Information whatsoever.

5.2
Notwithstanding clause 5.1, if RGI is the Receiving Party, it may disclose Confidential Information to any of its Relevant Staff who need to know the Confidential Information in order to fulfill the Purpose, provided that RGI shall procure that each such person to whom or which Confidential Information is to be disclosed:

5.2.1	is made aware of the obligations contained in this Agreement prior to such disclosure; and

5.2.2	agrees to abide by such terms of this Agreement as if it were a Party to it.

5.3
Nothing in clause 5.1 shall preclude disclosure of any Confidential Information required by any governmental, quasi-governmental or regulatory agency or authority or court entitled by law to disclosure of the same, or which is required by law to be disclosed. The Receiving Party shall promptly notify the Disclosing Party when such requirement to disclose has arisen to enable the Disclosing Party to seek an appropriate protective order and to make known to the said agency or authority or court the proprietary nature of the Confidential Information and to make any applicable claim of confidentiality in respect thereof. The Receiving Party agrees to co-operate in any appropriate action which the Disclosing Party may decide to take. If the Receiving Party is advised to make a disclosure in accordance with this clause 5.3 it shall only make a disclosure to the extent to which it is obliged.

5.4	The provisions of clause 5.1 shall not apply to any Confidential Information which:-

5.4.1
The Receiving Party can demonstrate by its written records, was already in the possession of the Receiving Party and at its free use and disposal or generally and conveniently available to the public prior to its disclosure by the Disclosing Party hereunder (through in each case no fault of the Receiving Party or any of its Affiliates or no breach of this Agreement by the Receiving Party); or

5.4.2	Is purchased or otherwise legally acquired by or becomes available to the Receiving Party at any time from a Third Party which is not prohibited from disclosing such Confidential Information; or

5.4.3	Comes into the public domain, otherwise than through the fault of the Receiving Party or at the time of disclosure is in the public domain; or

5.4.4
The Receiving Party can demonstrate by its written records was developed by or for the Receiving Party independently of the disclosure of Confidential Information by the Disclosing Party or its Affiliates.

5.5	The obligations of each Party in this clause 5 shall survive for a period of ten years from the date of disclosure of such information.

5.6	Each of the Parties agrees that damages may not be an adequate remedy for breach of this clause 5 and that, accordingly, each Party shall be entitled to seek injunctive or other equitable relief.

ARTICLE 6

INTELLECTUAL PROPERTY

6.1
Except as otherwise provided herein, all title to any and all inventions, improvements and data, whether or not patentable, and copyrightable works, which result from the performance of any Study hereunder shall reside with GSK, subject to the remaining provisions of this Article 6.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

6.2
RGI will make reasonable efforts to disclose to GSK all inventions and improvements (whether patentable or not) and all copyrightable works made by it which are governed by Section 6.1. RGI agrees, upon GSK's written request, to cooperate at GSK's expense in formally assigning title to GSK to such inventions, improvements and copyrightable works, and to assist GSK in obtaining patent or copyright protection to such intellectual property.

6.3
Subject to the remaining provisions of this Article 6, RGI agrees that all original works of authorship prepared by or for RGI in the performance of any Study hereunder shall be works for hire, and GSK shall own such works and all copyrights therein. For any original such works of authorship that, under the copyright laws of the United States, may not be considered works for hire, RGI agrees to reasonably cooperate with GSK in protecting its rights in such works. Such works shall be deemed to be the property of GSK, and shall be included in the Confidential Information of GSK under this Agreement.

6.4
RGI owns, and GSK acknowledges RGl's ownership of, (i) the Testing Services, including RGl's proprietary process for analyzing the samples and producing the gene expression values, and all of the materials which comprise same, and any accompanying patent information owned by RGI, (ii) all intellectual property associated therewith (the "Intellectual Property"), and (iii) any algorithms or scales created and used by RGI in producing or developing the gene expression values ("algorithms"), and agrees that it shall not do or suffer to be done any act or thing or undertake any action anywhere that in any manner might infringe, or impair the validity, scope, or title of RGI in the Testing Services, algorithms or Intellectual Property which may be owned by RGI at any time. It is understood that neither GSK nor any Affiliate shall acquire or claim title to the Testing Services, algorithms, research and development, or the Intellectual Property by virtue of this Agreement, including any improvements or modifications thereto which are developed during the course of RGI's performance under the Agreement, the Parties intending that all utilization of the Testing Services, algorithms and relating Intellectual Property by GSK shall at all times inure to the exclusive benefit of RGI.

6.5
For the avoidance of doubt, the gene expression values produced and/or developed by the Testing Services ("gene expression values"), as well as all designs, developments, ideas, discoveries, inventions and information designed, developed, discovered, invented, produced or originated by GSK independent of RGI in the course of or as a result of GSK's use or analysis of the gene expression values provided to GSK by RGI pursuant to this Agreement shall be the sole property of GSK. All such designs, developments, ideas, discoveries, inventions and information shall be part of the Confidential Information of GSK. In the event GSK decides, at its discretion, to seek patent, copyright or other protection (whether in the United States or elsewhere) in relation to any of same, or to publish the gene expression values, GSK shall acknowledge RGI's ownership of the property set forth in clause 6.4, that the Testing Services and process by which the gene expression values were produced are proprietary to RGI, and that the gene expression values were produced using RGI's proprietary process. RGI shall reasonably cooperate with GSK in the filing of any necessary applications and in otherwise applying for, obtaining or maintaining patent, copyright or other protection subject to GSK's acknowledgement, as set forth in this paragraph, and to GSK bearing all necessary costs and expenses in relation thereto.

6.6
RGI shall be entitled to utilize the gene expression values (although GSK retains ownership of the gene expression values) only for the purposes of this Agreement, and any designs, developments, ideas, discoveries, inventions and information designed, developed, discovered, invented, produced or originated by RGI independent of GSK in the course of or as a result of RGI's use of the gene expression values provided to GSK by RGI pursuant to this Agreement shall be the sole and absolute property of GSK. All such designs, developments, ideas, discoveries, inventions and information shall be part of the Confidential Information of GSK. RGI shall reasonably cooperate with GSK in the filing of any necessary applications and in otherwise applying for, obtaining or maintaining patent, copyright or other protection with regard to any such designs, developments, ideas, discoveries, inventions and information, subject to GSK bearing all necessary costs and expenses in relation thereto.

6.7
The Parties will observe all copyright in written material, including computer software, belonging to the other Party or any third Party, will not make any unauthorised copies of such material or software.

6.8
Each Party acknowledges that the other Party owns certain inventions, processes, know-how, trade secrets, improvements and other intellectual property which have been independently developed by each Party and which relate to that Party's business or operations. It is acknowledged that the intellectual property owned by either Party on the date of this Agreement will remain the exclusive property of the owning Party.

6.8.1
GSK shall provide RGI with sufficient amounts of all compounds, materials, samples or other substances (collectively, the "Test Materials") with which to perform each Study, as well as sufficient and comprehensive data as may be reasonably required by RGI concerning the stability, proper storage and safety requirements with respect to such Test Materials. Such Test Materials shall remain the property of GSK at all times, shall be used by RGI solely for purposes of performing this Agreement and shall be properly stored by RGI in accordance with the SOW or as otherwise agreed by the Parties.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

6.8.2
Upon completion of any Study, upon request by GSK, any remaining untested samples of the Test Materials provided for such Study shall be returned to GSK for retention in compliance with applicable regulatory requirements.

ARTICLE 7

RELATIONSHIP OF THE PARTIES

7.1
It is understood that in the performance of this Agreement that RGI will be acting in the capacity of an independent contractor and that nothing in this Agreement shall be construed as creating any contract of employment or relationship of principal and agent between GSK and RGI or GSK or any of the Relevant Staff.

7.2
RGI shall perform this Agreement solely as an independent contractor, and as such shall select, engage and discharge its employees and otherwise direct and control the performance of the Studies. Neither RGI nor anyone employed by it shall be, represent, act, or purport to act as, or be deemed to be, the agent, representative, employee, or servant of GSK nor shall GSK nor anyone employed by it be, represent, act, or purport to act as, or be deemed to be, the agent, representative, employee, or servant of RGI.

7.3
Neither GSK nor RGI shall have authority to make any statement, representation, or commitment of any kind or to take any action binding upon the other Party without the other Party's prior written authorization.

ARTICLE 8

REPRESENTATION AND WARRANTIES -INDEMNIFICATION

8.1	RGI represents and warrants that RGI and the Relevant Staff:

8.1.1	Have the appropriate level of expertise and qualifications and the necessary ability to undertake the work required under this Agreement; and

8.1.2	Are not prevented or restricted by any obligations owed to a third Party or otherwise in any way from performing the Services.

8.2	Each Party represents and warrants that it has the right to enter into this Agreement and is not in conflict with any third Party obligation during the performance of the Study under this Agreement

8.3
In addition to any other indemnification provided herein, RGI agrees to indemnify, defend and hold GSK and its affiliates, shareholders, officers, directors, employees, agents, successors and assigns harmless from and against any and all claims, suits, actions, liabilities, losses, costs, reasonable attorneys' fees, expenses, judgments or damages, whether ordinary, special or consequential (collectively, the "Indemnified Amounts"), arising out of (i) RGI's negligence in the performance of any Study, (ii) any wrongful acts or omissions in the performance by RGI of any Study, whether such actions are of RGI, its employees, agents, representatives, subcontractors or invitees or (iii) any material breach of this Agreement by RGI, its employees, agents, representatives, subcontractors or invitees.

8.4
In addition to any other indemnification provided herein, GSK agrees to indemnify, defend and hold RGI and its affiliates, shareholders, officers, directors, employees, agents, successors and assigns harmless from and against any and all Indemnified Amounts arising out of (i) GSK's negligence in the conduct of the activities to be performed by GSK under this Agreement, (ii) any wrongful acts or omissions in the conduct of the activities to be performed by GSK under this Agreement, whether such actions are of GSK, its employees, agents, representatives, subcontractors or invitees or (iii) any material breach of this Agreement by GSK, its employees, agents, representatives, subcontractors or invitees.

8.5
Where claims relate to those by third Parties and in the event either Party incurs, or expects to incur expenses, damages, claims or liability for which it intends to seek indemnification from the other Party, the Party claiming indemnification (the "Indemnitee") shall promptly notify the other Party (the "Indemnitor") and shall permit the Indemnitor, at the Indemnitor's sole discretion, to settle any such claim or suit and agrees to the compiete control of the defense or settlement of such claim or suit by the Indemnitor, and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided in this Agreement. The Indemnitee, its employees, consultants and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any claims or suits covered by the indemnification provisions of this Agreement.

ARTICLE 9

TERMINATION

9.1
Either Party ("the Non-Defaulting Party") may terminate this Agreement by notice in writing if (a) the other Party commits or permits a material breach of this Agreement which is incapable of remedy, or if capable of remedy, the breaching Party fails to cure that breach within ninety (90) days of receiving written notice thereof from the Non-Defaulting Party; or (b) the other Party ceases to exist as a going concern as a result of bankruptcy or insolvency.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

9.2
In the event of termination of this Agreement and/or any Study performed under this Agreement, RGI shall use all reasonable efforts to minimize any further costs and RGI shall be reimbursed only for the Services actually performed and the expenses actually and reasonably incurred as of the effective date of such termination, unless the parties agree or RGI is otherwise obliged to provide Services after such termination.  In the event of termination, any remaining credit from the Upfront Payment shall remain with RGI.

9.3
Upon termination of this Agreement, if requested by the other Party, each Party shall immediately deliver up to the other Party or, if the other Party agrees, destroy all copies of and other embodiments of any of the Confidential Information and all other correspondence, documents, specifications, and any other property belonging to the other Party which may be in its/his/her possession. One archival copy of such materials may be maintained in the possession of legal counsel for the Party.

9.4	Articles 5, 6, 7, 12, 13, 15, and 17 shall survive termination of this Agreement for whatever reason.

9.5	The Parties may terminate this Agreement at any time by mutual agreement in writing, executed by both Parties.

ARTICLE 10

FORCE MAJEURE

10.1
In this Agreement, "force majeure" shall mean any cause preventing either Party from performing any or all of its obligations which arises from or is attributable to acts, events, omissions or accidents beyond the reasonable control of the Party so prevented including, without limitation, strikes, lock-outs or other industrial disputes (whether involving the workforce of the Party so prevented or of any third Party), act of God, war, terrorism, riot, civil commotion, malicious damage, compliance with any law or Governmental order, rule, regulation or direction, accident, breakdown of plant or machinery, fire, flood or storm (each a "Force Majeure Condition"). Subject to clause 10.3, each Party shall be released from its obligations under this Agreement to the extent that its performance hereunder is delayed, hindered or prevented by force majeure.

10.2
If either Party is prevented or delayed in the performance of any of its obligations under this Agreement by force majeure, that Party shall forthwith serve notice in writing on the other Party specifying the nature and extent of the circumstances giving rise to force majeure, and shall subject to service of such notice and to clauses 10.3 and 10.4, have no liability in respect of the performance of such of its obligations as are prevented by the force majeure event during the continuation of such events, and for such time after they cease as is necessary for that Party, using all reasonable endeavors, to recommence its affected operations in order for it to perform its obligations.

10.3
The Party claiming to be prevented or delayed in the performance of any of its obligations under this Agreement by reason of force majeure shall use all reasonable endeavors to bring the force majeure event to a close or to find a solution by which the Agreement may be performed despite the continuation of the force majeure event.

10.4
If either Party is prevented from performance of its obligations for a continuous period in excess of three (3) months due to force majeure, the other Party may terminate this Agreement forthwith on service of written notice upon the Party so prevented, in which case neither Party shall have any liability to the other except that rights and liabilities which accrued prior to such termination shall continue to subsist.

10.5	Notwithstanding anything in this provision 10 to the contrary, no Force Majeure Condition shall relieve GSK of the obligation to pay for Testing Services which have already been completed by RGI.

ARTICLE 11

NOTICE

11.1
Any notice required by this Agreement to be given to either Party shall be in writing and shall be served by being addressed to the address of the other Party stated in this Agreement or such other address as may from time to time have been notified by a notice given in accordance with this clause. Any notice or other document to be given under this Agreement shall be deemed to have been duly given if left at or sent to the address, or If more than one is listed, to the addresses, referred to in clause 11.2 by:

11.1.1	hand or courier;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

11.1.2	first class post, express or other fast postal service (airmail if abroad); or

11.1.3	registered post; or

11.1.4	facsimile or other electronic media.

11.1.5
Any such notice or other document shall be deemed to have been received by the addressee two (2) working days following the date of dispatch of the notice or other document by post (five (5) working days, if sent by airmail) or, where the notice or other document is sent by hand or courier or is given by facsimile or other electronic media, simultaneously with the delivery or transmission. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched.

11.1.6	The initial details for the purposes of clause 11.1 are:

For GSK
[***]
[***]
[***]
[***]
(tel) [***]
(fax) [***]

With a copy to

GSK

Attn: R&D General Counsel

[***]

[***]

For RGI
Attn: Kathleen Danenberg
President and CEO
Response Genetics, Inc.
1640 Marengo Street Suite 600
Los Angeles, CA 90033
Tel: 323-224 3900
Fax: 323-224-3096

With a copy to:    Denise L. McNairn, Esq.
Vice President and General Counsel
-and-

WILLKIE FARR & GALLAGHER LLP
Attn: Thomas Meloro, Esq.
787 Seventh Avenue
New York, NY 10019-6099
Tel: 212-728-8248
Fax: 212-728-8111

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE 12

GOVERNING LAW AND JURISDICTION

12.1
This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws or choice of laws principles. The Parties agree that any disputes arising under this Agreement shall be presented exclusively before the State Courts for the State of New York or the Federal District Courts of New York. Each Party hereby submits itself to the personal jurisdiction and venue of such courts in connection with any such proceedings, and agrees to accept service of process by mail.

ARTICLE 13

ENTIRE AGREEMENT, AMENDMENT OR VARIATION

13.1
This Agreement sets out the entire agreement and understanding between the Parties regarding the subject matter of this Agreement and supersedes all prior discussions, arrangements and agreements, whether oral or in writing or which may be inferred from the conduct of the Parties.

13.2
No other terms and conditions (including any standard terms and conditions of GSK, RGI or their Affiliates) shall apply in relation to this Agreement or the provision of the Services or of any other Services by RGI to GSK, save for any additional terms and conditions specifically agreed to in writing hereafter by the Parties.

13.3	Any amendment or modification to this Agreement shall be made in writing and signed by both Parties.

ARTICLE 14

VALIDITY/SEVERABILITY

14.1
The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, which shall remain in full force and effect. The Parties shall use their reasonable efforts to achieve the purpose of the invalid provision by a new legally valid stipulation.

ARTICLE 15

ASSIGNMENT

15.1	Either Party may assign this Agreement in whole or in part.

ARTICLE 16

WAIVER

16.1
The failure of either Party to exercise any right or remedy under this Agreement shall not be deemed to be a waiver of such right or remedy. Any waiver in respect of any breach of any provision of this Agreement which is made in writing shall be valid but shall not be construed to be a waiver of any succeeding breach of such a provision.

ARTICLE 17

ANNOUNCEMENTS

17.1
Neither Party shall publish the existence or subject matter of this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed. RGI may report to the U.S. Securities and Exchange Commission (“SEC”) any information regarding this Agreement which it reasonably deems advisable or necessary.

17.2
No oral or written release of any statement, information, advertisement or publicity matter having any reference to either GSK or RGI, express or implied, shall be used by the other Party or on the other Party's behalf, unless and until such matter shall have first been submitted to and received the approval in writing of the Party whose name is being used.

ARTICLE 18

PERMITS

18.1
RG I shall obtain and pay for all permits, governmental fees, and licenses necessary for the Studies to be performed hereunder and shall obtain all required inspections, authorizations and approvals prior to commencement of any Study hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE 19

RECORDS

19.1
RGI agrees to maintain for a period of two years after the termination or expiration of this Agreement adequate records of, and copies of all receipts for expenses incurred in connection with, the performance of the Services and allow access to GSK and its authorised representatives to inspect such records and receipts upon reasonable notice.

ARTICLE 20

LABORATORY VISITS

20.1
GSK's representatives may visit RGI's facilities at reasonable times, on reasonable prior notice, and with reasonable frequency, during normal business hours to observe the progress of the Testing Services. RGI will assist GSK in scheduling such visits.

ARTICLE 21

FDA VISITS

21.1
At GSK's request, a representative of RGI shall accompany GSK to FDA to explain or discuss any and all aspects of the Testing Services. Such visit or visits to the FDA shall be arranged at times mutually agreeable to GSK and RGI. All reasonable travel and living expenses incurred by RGI in connection with such visits shall be reimbursed by GSK.

21.2
RGI shall notify GSK of any request from FDA, other federal or state agencies or any other Third Party to inspect or otherwise gain access to the information, gene expression values, clinical samples, or materials pertaining to the services performed by RGI under this Agreement. RGI shall notify GSK of such request prior to permitting any Third Party access, unless prior notice is not reasonably feasible.

21.3
RGI agrees to permit inspection of such information, gene expression values, clinical samples, or other materials by authorized representatives of FDA and as otherwise required by law. During such inspections, RGI shall provide appropriate scientific and quality assurance support. RGI shall promptly send GSK a copy of any inspection reports received by RGI as a result of any such inspection.

ARTICLE 22

COUNTERPARTS

22.1	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

ARTICLE 23

EXHIBITS

23.1
Any Exhibit or SOW to this Agreement is hereby incorporated into and made a part of this Agreement. In the event of a conflict between the provisions contained in this Agreement and any such Exhibit or SOWs, the terms of the Agreement shall prevail over the Exhibit or SOW, except to the extent an Exhibit or SOW specifically states that one of its provisions supersedes a similar provision in the Agreement.

IN WITNESS whereof the Parties have executed this Agreement on the date above written.

Signed for and on behalf of SmithKline Beecham Corporation by

	Signature	Date
Name:
Title:
SmithKline Beecham Corporation

Signed for and on behalf of Response Genetics Inc. by

	Signature	Date
Kathleen Danenberg
Chief Executive Officer
Response Genetics Inc.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Response Genetics List of Services

 EXHIBIT A
TESTING SERVICES FEE SCHEDULE
Research Service [***]	Cost/[***]	Explanation of Service
[***] [***]	[***]	[***] [***]
[***] [***]	[***]	[***]
[***]
[***]	[***]	[***]
[***]	[***] [***]	[***] [***]
[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***] [***] [***]
[***]	[***] [***] [***]
[***]	-	-
[***]; A [***]% surcharge on all processing fees apply for expedited service.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

EXHIBIT A-1
FISH/IHC TESTING SERVICES FEE SCHEDULE

FISH/IHC	Cost	Explanation of Services
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

EXHIBIT A-2

ANALYTICAL SERVICES FEE SCHEDULE

GSK will compensate RGI for Analytical Services performed by RGI at the rate of [***] per hour, not to exceed [***] per day.

[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

EXHIBIT A-3

[***] TESTING SERVICES FEE SCHEDULE

[***] Services	Cost	Explanation of Service
[***]	[***] $[***]/Sample	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

EXHIBIT B

SAMPLE
STATEMENT OF WORK NO. 01 TO
MASTER LABORATORY SERVICES AGREEMENT

THIS STATEMENT OF WORK is entered into as of the (»»»»») 1st day of ( ) (the "Effective Date") by and between Sjv1ITHKLlNE BEECHAM CORPORATION, a Pennsylvania corporation, d/b/a GlaxoSmithKline, ("GSK") and Response Genetics, Inc.("RGI").

WHEREAS, GSK and RGI have entered into a Master Laboratory Services Agreement dated as of ( ) (as amended or modified from time to time, the "Agreement";
terms defined therein are used herein as defined therein unless otherwise defined herein); and

WHEREAS, RGI has agreed to perform Studies from time to time for GSK on the terms of the Agreement and the applicable Protocol, Statement of Work and Pricing Schedule; and

WHEREAS, this Statement of Work is one of the Statements of Work referred to in the Agreement;

NOW, THEREFORE, in consideration of the premises and any sums to be paid, the Parties hereby agree to the following terms, conditions and specifications in connection with the Study to be conducted hereunder:

1. Statement of Work. RGI agrees to conduct the study entitled"(»>>>>>>>>>>>>>>) (the "Protocol") attached hereto as Schedule I and made a part hereof.

2. Study Director. The Study will be conducted under the direction (,,,,),  as the study director (the "Study Director"). By signing this Statement of Work, the Study Director agrees to be bound by the terms and conditions of this Statement of Work and the Agreement to the extent that such terms and conditions relate to the Study Director. The Study Director hereby acknowledges receiving and reading a copy of the Agreement.

3. Payment. In consideration of conducting the Study hereunder, GSK shall pay RGI in accordance with the budget and payment schedule set forth in the Pricing Schedule attached hereto as Schedule A and made a part hereof.

4. Term. Unless the Study is terminated earlier in accordance with the provisions of the Agreement, the term of this Statement of Work shall commence on the Effective Date and shall continue in force until the Study has been completed, and all reports and other documents as required by the Protocol, including without limitation the final report, have been received by and completed to the reasonable satisfaction of GSK. RGI shall use its best efforts to deliver to GSK of all reports and documents referenced in this Section 4, within 30 days of completion of Study B-1

5. Material Transfer Agreement. In the event the Test Materials are to be provided by GSK to RGI for the Study, they shall be transferred to RGI under the terms of the Material Transfer Agreement attached hereto as Schedule III.

6. Incorporation by Reference. The terms and conditions of this Statement of Work and all Schedules hereto are hereby incorporated into and made a part of the Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

7. Amendment. Any amendments to this Statement of Work of the Schedules attached hereto shall be documented by written amendment signed by authorized representatives of both Parties and shall be attached hereto.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Statement of Work as of the Effective Date by their authorized representatives.

RGI	SMITHKLlNE BEECHAM CORPORATION
(d.b.a. GlaxoSmithKline

By:	By:
[Signature]	[Signature]

Name:	Name:
[Print]	[Print]

Title:	Title:

Date:	Date:

AGREED AND ACCEPTED:

Study Director

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

SCHEDULE I
PROTOCOL
Protocol

Date

1.0 Title:

2.0 Study Numbers:

3.0 Purpose:

4.0 Testing Facility:
Study Director:

5.0 Client:
Client Representative:

6.0 Proposed Study Dates:
Study Start Date:
Study Termination Date:

7.0 Sample Type:
Type of Samples:
Number of Samples:
Precautions:
Test System Justification:

8.0 Chain of Custody Procedure: To ensure end-to-end chain-of-custody, the following procedures have been established and will be followed for all human blood samples:

9.0 Results Report and Final Report:

10.0 Good Laboratory Practice: This study will be conducted under the guidelines of Good Laboratory Practice as promulgated by the Food and Drug Administration 21 CFR 58.

11.0 Approvals

Client Representative	Date

Study Director	Date

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

SCHEDULE II
PAYMENT SCHEDULE AND INVOICING INSTURCTIONS

PAYMENT SCHEDULE

Milestone	Payments (US $)	Approx. % of total	Projected date	For Admin use only
[***]
[***]
[***]
[***]

INVOICING INSTRUCTIONS

GSK shall pay Response Genetics, Inc. within thirty (30) days following receipt of an original invoice as detailed below.  The following shall be clearly noted on all invoices submitted for processing:

1. “INVOICE” stated at the top
2. Supplier/Vendor’s Invoice Number and Date
3. GlaxoSmithKline GSK Information [***] [***] [***] [***] [***]
4. For electronic payment*: Bank Account Name/Address and Routing details
5. Tax ID number or SS# **
6. Detailed description of Services or Contract Milestone***
7. Amount of invoice
[***] [***] [***]	All checks shall be made payable to: Response Genetics, Inc. 1640 Marengo Street, 6th Floor Los Angeles, CA 90033

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.